CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the use in this Registration Statement on Form S-1 of our report dated April 17, 2008, relating to the financial statements of Cicero Resources Corp., and to the reference to our Firm under the caption "Experts" in the Prospectus.

Kempisty & Company
Certified Public Accountants, P.C.

May 9, 2008
New York, New York